Exhibit 99.1
Financial Statements
Proteolix, Inc. (A Development Stage Company)
Years Ended December 31, 2008 and 2007,
and for the Period From October 15, 2002 (Inception) to
December 31, 2008
With Report of Independent Auditors

Proteolix, Inc.
(A Development Stage Company)
Financial Statements
Years Ended December 31, 2008 and 2007, and
for the Period From October 15, 2002 (Inception) to December 31, 2008

Report of Independent Auditors
The Board of Directors and Stockholders
Proteolix, Inc.
We have audited the accompanying balance sheets of Proteolix, Inc. (a development stage company) (the Company) as of December 31, 2008 and 2007, and the related statements of operations, convertible preferred stock and stockholders’ deficit, and cash flows for the years then ended and for the period from October 15, 2002 (inception) to December 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements for the period from October 15, 2002 (inception) to December 31, 2005, were audited by other auditors whose report, dated February 23, 2007, expressed an unqualified opinion on those statements. The financial statements for the period from October 15, 2002 (inception) to December 31, 2005, include a net loss of $12,647,173. Our opinion on the statements of operations, convertible preferred stock and stockholders’ deficit, and cash flows for the period from October 15, 2002 (inception) to December 31, 2008 and 2007, insofar as it relates to amounts for prior periods to December 31, 2005, is based solely on the report of other auditors.
We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, based on our audits and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of Proteolix, Inc. (a development stage company) at December 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended, and for the period from October 15, 2002 (inception) to December 31, 2008, in conformity with U.S. generally accepted accounting principles.
As discussed in Note 1 to the financial statements, the Company’s recurring losses and negative cash flows from operations raise substantial doubt about its ability to continue as a going concern. Management’s plans as to these matters also are described in Note 1. The 2008 financial statements do not include any adjustments that might result from the outcome of this uncertainty.
/s/ Ernst & Young LLP
Palo Alto, California
May 26, 2009

Proteolix, Inc.
(A Development Stage Company)
Balance Sheets

	December 31
	2008	2007

Assets
Current assets:
Cash and cash equivalents	$66,363,011	$21,301,474
Other receivables	—	330,757
Prepaid and other current assets	228,636	420,495

Total current assets	66,591,647	22,052,726

Property and equipment, net	5,890,515	5,151,882
Other assets	113,185	133,261

Total assets	$72,595,347	$27,337,869

Liabilities, convertible preferred stock, and stockholders’ deficit
Current liabilities:
Accounts payable	$301,417	$2,375,470
Accrued liabilities	5,506,405	3,506,015
Accrued clinical expenses	2,514,266	816,083
Current portion of notes payable	4,667,571	324,009
Warrant liability	292,770	77,850
Deferred rent current portion	5,080	590,468

Total current liabilities	13,287,509	7,689,895

Long-term portion of deferred rent	5,319,115	3,180,550
Long-term portion of notes payable	6,972,306	90,337

Commitments and contingencies

Convertible preferred stock, $0.001 par value, issuable in series:
Series A: 18,345,000 shares authorized; 18,300,000 shares issued and outstanding at December 31, 2008 and 2007 (aggregate liquidation preference of $18,300,000 at December 31, 2008)	18,040,578	18,040,578
Series B: 26,600,000 shares authorized; 20,425,364 shares issued and outstanding at December 31, 2008 and 2007 (aggregate liquidation preference of $45,344,308 at December 31, 2008)	43,288,671	43,288,671
Series C: 30,000,000 shares authorized; 29,614,654 shares issued and outstanding at December 31, 2008 (aggregate liquidation preference of $78,774,979 at December 31, 2008)	78,532,721	—

Stockholders’ deficit:
Common stock, $0.001 par value; 170,945,000 shares authorized; 3,837,127 and 3,400,249 shares issued and outstanding at December 31, 2008 and 2007, respectively	3,833	3,400
Additional paid-in capital	815,227	395,977
Deficit accumulated during the development stage	(93,664,613)	(45,351,539)

Total stockholders’ deficit	(92,845,553)	(44,952,162)

Total liabilities, convertible preferred stock, and stockholders’ deficit	$72,595,347	$27,337,869

See accompanying notes.

Proteolix, Inc.
(A Development Stage Company)
Statements of Operations

			Period From
			October 15,
			2002
			(Inception) to
	Year Ended December 31		December 31,
	2008	2007	2008

Operating expenses:
Research and development	$40,514,465	$20,910,957	$81,674,013
General and administrative	7,022,697	4,216,643	14,817,025

Loss from operations	(47,537,162)	(25,127,600)	(96,491,038)

Interest income and other expense, net	460,692	3,157,442	4,329,559
Interest expense	(1,236,604)	(50,559)	(1,503,134)

Net loss	$(48,313,074)	$(22,020,717)	$(93,664,613)

See accompanying notes.

Proteolix, Inc.
(A Development Stage Company)
Statements of Convertible Preferred Stock and Stockholders’ Deficit

							Deficit
					Note		Accumulated
	Convertible				Receivable	Additional	During the	Total
	Preferred Stock		Common Stock		From	Paid-In	Development	Stockholders’
	Shares	Amount	Shares	Amount	Stockholders	Capital	Stage	Deficit

Balance at October 15, 2002 (inception)	—	$—	—	$—	$—	$—	$—	$—
Issuance of common stock for services at $0.001 per share in November 2003	—	—	300,000	300	—	—	—	300
Issuance of common stock to founders at $0.001 per share in November 2003	—	—	1,800,000	1,800	(1,800)	—	—	—
Issuance of Series A convertible preferred stock at $1.00 per share for cash and promissory note of $25,000 from stockholders in December 2003, net of issuance costs of $242,040	10,478,571	10,211,531	—	—	—	—	—	—
Stock compensation associated with issuance of stock options to consultants	—	—	—	—	—	3,786	—	3,786
Net loss	—	—	—	—	—	—	(138,807)	(138,807)

Balance at December 31, 2003	10,478,571	10,211,531	2,100,000	2,100	(1,800)	3,786	(138,807)	(134,721)
Payment of promissory note from stockholders for issuance of Series A convertible preferred stock warrants	—	25,000	—	—	1,800	—	—	1,800
Convertible preferred stock warrants issued to a lender in 2004	—	35,500	—	—	—	—	—	—
Net loss	—	—	—	—	—	—	(5,033,052)	(5,033,052)

Balance at December 31, 2004	10,478,571	10,272,031	2,100,000	2,100	—	3,786	(5,171,859)	(5,165,973)
Issuance of Series A convertible preferred stock at $1.00 per share for cash in July 2005, net of issuance costs of $17,382	7,821,429	7,804,047	—	—	—	—	—	—
Issuance of common stock for services at $1.00 per share	—	—	25,000	25	—	24,975	—	25,000
Issuance of common stock as a result of exercise of stock options at $0.10 per share	—	—	19,083	19	—	1,889	—	1,908
Net loss	—	—	—	—	—	—	(7,475,314)	(7,475,314)

Balance at December 31, 2005	18,300,000	18,076,078	2,144,083	2,144	—	30,650	(12,647,173)	(12,614,379)
Issuance of Series B convertible preferred stock at $2.22 per share for cash in May 2006, net of issuance costs of $159,529 and tranche liability	10,172,661	19,969,071	—	—	—	—	—	—
Issuance of Series B convertible preferred stock for services	67,567	149,998	—	—	—	—	—	—
Issuance of common stock upon exercise of stock options for cash of $0.10 per share	—	—	76,366	77	—	7,560	—	7,637
Issuance of common stock for cash at $0.10 per share	—	—	21,000	21	—	2,079	—	2,100
Repurchase of common stock at $0.001 per share	—	—	(94,905)	(95)	—	—	—	(95)
Stock-based compensation for options issued to employees	—	—	—	—	—	8,998	—	8,998
Reclassification of Series A convertible preferred stock to preferred stock warrant liability upon adoption of FSP No. 150-5	—	(35,500)	—	—	—	—	—	—
Net loss	—	—	—	—	—	—	(10,683,649)	(10,683,649)

Balance at December 31, 2006 (carried forward)	28,540,228	38,159,647	2,146,544	2,147	—	49,287	(23,330,822)	(23,279,388)

Proteolix, Inc.
(A Development Stage Company)
Statements of Convertible Preferred Stock and Stockholders’ Deficit (continued)

							Deficit
					Note		Accumulated
	Convertible				Receivable	Additional	During the	Total
	Preferred Stock		Common Stock		From	Paid-In	Development	Stockholders’
	Shares	Amount	Shares	Amount	Stockholders	Capital	Stage	Deficit

Balance at December 31, 2006 (brought forward)	28,540,228	$38,159,647	2,146,544	$2,147	$—	$49,287	$(23,330,822)	$(23,279,388)
Issuance of Series B convertible preferred stock at $2.22 per share for cash in May 2007, net of issuance costs of $51,759	10,185,136	22,559,242	—	—	—	—	—	—
Reclassification of convertible preferred stock tranche liability	—	610,360	—	—	—	—	—	—
Issuance of 1,253,705 shares of common stock upon exercise of stock options for cash of $0.15 per share	—	—	1,253,705	1,253	—	185,687	—	186,940
Issuance of warrants for 50,000 shares of common stock issued in connection with facility lease in June 2007	—	—	—	—	—	19,500	—	19,500
Stock-based compensation for options issued to employees	—	—	—	—	—	123,302	—	123,302
Stock compensation expense associated with issuance of stock options to consultants	—	—	—	—	—	18,201	—	18,201
Net loss	—	—	—	—	—	—	(22,020,717)	(22,020,717)

Balance at December 31, 2007	38,725,364	61,329,249	3,400,249	3,400	—	395,977	(45,351,539)	(44,952,162)
Issuance of Series C convertible preferred stock at $2.66 per share for cash in August 2008, net of issuance costs of $242,259	29,614,654	78,532,721	—	—	—	—	—	—
Issuance of common stock as a result of exercise of various stock options at $0.10, $0.22, $0.47, and $0.50 per share	—	—	436,877	433	—	92,007	—	92,440
Stock-based compensation for options issued to employees	—	—	—	—	—	304,210	—	304,210
Stock compensation expense associated with issuance of stock options to consultants	—	—	—	—	—	19,648	—	19,648
Issuance of warrants for 10,000 shares of common stock issued in connection with facility lease extension in February 2008	—	—	—	—	—	3,385	—	3,385
Net loss	—	—	—	—	—	—	(48,313,074)	(48,313,074)

Balance at December 31, 2008	68,340,018	$139,861,970	3,837,126	$3,833	$—	$815,227	$(93,664,613)	$(92,845,553)

See accompanying notes.

Proteolix, Inc.
(A Development Stage Company)
Statements of Cash Flows

			Period From
			October 15,
			2002
			(Inception) to
	Year Ended December 31		December 31,
	2008	2007	2008
Operating activities
Net loss	$(48,313,074)	$(22,020,717)	$(93,664,613)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,383,399	528,155	3,071,595
Debt discount amortization	60,810	2,479	95,561
Stock-based compensation	323,858	141,503	478,145
Revaluation of preferred stock warrant liability	(55,350)	(4,204)	(13,000)
Change in fair value of convertible preferred stock liability	—	(2,022,020)	(1,844,347)
Issuance of common stock in exchange for services	—	—	25,300
Issuance of Series B convertible preferred stock for services	—	—	149,998
Changes in operating assets and liabilities:
Prepaid and other current assets	192,005	(104,683)	(208,990)
Other assets	20,076	(20,109)	(113,185)
Accounts payable	(2,074,053)	1,563,457	301,417
Accrued liabilities	3,698,573	3,516,382	8,020,671
Deferred rent	853,177	525,468	1,474,195

Net cash used in operating activities	(43,910,579)	(17,894,289)	(82,227,253)

Investing activities
Purchase of property and equipment	(2,118,793)	(4,986,784)	(8,958,871)
Proceeds received as lease incentive	1,030,757	2,819,243	3,850,000

Net cash used in investing activities	(1,088,036)	(2,167,541)	(5,108,871)

Financing activities
Proceeds from issuance of Series A convertible preferred stock, net of issuance costs	—	—	18,040,578
Proceeds from issuance of Series B convertible preferred stock, net of issuance costs	—	22,559,242	44,983,020
Proceeds from issuance of Series C convertible preferred stock, net of issuance costs	78,532,721	—	78,532,721
Proceeds from issuance of common stock	92,440	186,940	292,730
Proceeds from issuance of notes payable	15,000,000	—	16,500,000
Repayment of notes payable	(3,565,009)	(386,626)	(4,649,914)

Net cash provided by financing activities	90,060,152	22,359,556	153,699,135

Net increase in cash and cash equivalents	45,061,537	2,297,726	66,363,011
Cash and cash equivalents at beginning of period	21,301,474	19,003,748	—

Cash and cash equivalents at end of period	$66,363,011	$21,301,474	$66,363,011

Proteolix, Inc.
(A Development Stage Company)
Statements of Cash Flows (continued)

			Period From
			October 15,
			2002
			(Inception) to
	Year Ended December 31		December 31,
	2008	2007	2008

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$1,140,160	$50,677	$1,366,856

Supplemental schedule of noncash investment and financing activities
Warrant for Series A convertible preferred stock issued in connection with notes payable	$—	$—	$35,500
Warrant for Series B convertible preferred stock issued in connection with notes payable	$270,270	$—	$270,270
Common stock warrants issued for facility lease	$3,385	$19,500	$22,885
Issuance of Series B convertible preferred stock for services	$—	$—	$149,998
See accompanying notes.

Proteolix, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2008
1. Organization and Summary of Significant Accounting Policies
Proteolix, Inc. (a development stage company) (the Company) is primarily engaged in the development of novel human therapeutic agents that target protein degradation pathways in cells for the treatment of cancer and other diseases. The Company was incorporated in the state of Delaware on October 15, 2002.
The Company’s operations are based in South San Francisco, California, and principal activities to date have involved laboratory research and preclinical development, raising capital, and recruiting personnel. Accordingly, the Company is considered to be in the development stage.
Liquidity Matters
In the course of its development activities, the Company has sustained operating losses and expects such losses to continue over the next several years. The Company’s ultimate success depends on the outcome of research and development activities, which are at an early stage. From October 15, 2002 (inception) to December 31, 2008, the Company has incurred cumulative net losses of $93,664,613. Management expects to incur additional losses in the future as it conducts research and development activities and clinical trials. Management believes that the Company’s cash and cash equivalents balance of $66,363,011 is adequate to fund operations into the early part of 2010. However, given the uncertainties of the outcomes of the Company’s ongoing clinical trials, there is no assurance the Company can achieve its projected operating results. Management intends to finance the Company’s operations through the issuance of additional equity, through various loans, and through strategic alliances with partners. Management believes such funding or alliances will be available; however, if such financing is not available at adequate levels or there is any delay in obtaining additional capital, the Company will need to reevaluate its operating plans and may be required to reduce expenses related to its operations, and/or delay the scope of its development programs.
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The financial statements for the year ended December 31, 2008 do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from uncertainty related to the Company’s ability to continue as a going concern.

Proteolix, Inc.
(A Development Stage Company)
Notes to Financial Statements (continued)
1. Organization and Summary of Significant Accounting Policies (continued)
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.
Cash and Cash Equivalents
The Company invests its cash in bank deposits and money market mutual funds, which consist of U.S. treasury bills and repurchase obligations. The Company considers all highly liquid investments purchased with a maturity from the date of purchase of three months or less to be cash equivalents. Cash and cash equivalents are stated at fair value. There have been no realized or unrealized gains or losses from October 15, 2002 (inception) to December 31, 2008.
Concentration of Credit Risk
Financial instruments that subject the Company to potential credit risk consist of demand deposit accounts and money market accounts. The Company maintains its cash and cash equivalents with financial institutions of high credit standing.
Fair Value of Financial Instruments
Cash equivalents are carried at fair value based upon market quotes for similar assets in active markets. The carrying value of the debt approximates fair value, based on management’s best estimates of the interest rates that would be available for similar debt obligations at December 31, 2008 and 2007.

Proteolix, Inc.
(A Development Stage Company)
Notes to Financial Statements (continued)
1. Organization and Summary of Significant Accounting Policies (continued)
Fair Value Measurements
Effective January 1, 2008, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 157 (SFAS 157), Fair Value Measurements. In February 2008, the Financial Accounting Standards Board (the FASB) issued FASB Staff Position (FSP) No. SFAS 157-2, Effective Date of FASB Statement No. 157, which provides a one-year deferral of the effective date of SFAS 157 for nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed in the financial statements at fair value at least annually.
The Company adopted the provisions of SFAS 157 on a prospective basis for financial assets and liabilities which require that the Company determine the fair value of financial assets and liabilities using the fair-value hierarchy established in SFAS 157. SFAS 157 describes three levels of inputs that may be used to measure fair value, as follows:
•	Level 1 — Quoted prices in active markets for identical assets or liabilities.

•	Level 2 — Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities in active markets; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.
The adoption of SFAS 157 did not have a material impact on the Company’s results of operations and financial condition as of and for the year ended December 31, 2008.
Comprehensive Loss
SFAS No. 130, Reporting Comprehensive Income, requires disclosure of all components of comprehensive income (loss) on an annual and interim basis. Comprehensive income (loss) is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. Comprehensive loss does not differ from the reported net loss for the years ended December 31, 2008 and 2007, and for the period from October 15, 2002 (inception) to December 31, 2008.

Proteolix, Inc.
(A Development Stage Company)
Notes to Financial Statements (continued)
1. Organization and Summary of Significant Accounting Policies (continued)
Property and Equipment
Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets, generally two to five years. Leasehold improvements are amortized over their estimated useful lives or the remaining lease term, whichever is shorter.
Long-Lived Assets
The Company reviews long-lived assets, including property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be fully recoverable. If indicators of impairment exist, impairment loss is recognized when the total of the estimated future undiscounted cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. Through December 31, 2008, there have been no such impairment losses.
Research and Development Costs
Research and development costs are expensed as incurred. Research and development costs consist of salaries and benefits, consulting fees, laboratory supplies, and facility costs, as well as fees paid to other entities that conduct certain research and development activities on behalf of the Company, and allocated overhead costs, including rent, equipment depreciation, and utilities.
Preclinical Study and Clinical Trial Accruals and Deferred Advance Payments
The Company estimates preclinical study and clinical trial expenses based on the services performed pursuant to contracts with research institutions and clinical research organizations that conduct and manage preclinical studies and clinical trials on its behalf. In recording service fees, the Company estimates the time period over which the related services will be performed and compares the level of effort expended through the end of each period to the cumulative expenses recorded and payments made for such services. As appropriate, the Company accrues additional service fees or defers any nonrefundable advance payments until the related services are performed. If the actual timing of the performance of services or the level of effort varies from the estimate, the Company will adjust its accrual or deferred advance payment accordingly. If the Company later determines that it no longer expects the services associated with a deferred nonrefundable advance payment to be rendered, it charges the deferred, advance payment to expense in the period that such a determination is made.

Proteolix, Inc.
(A Development Stage Company)
Notes to Financial Statements (continued)
1. Organization and Summary of Significant Accounting Policies (continued)
Income Taxes
The Company accounts for income taxes using the liability method, under which deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Currently, there is no provision for income taxes, since the Company has incurred net losses to date. A valuation allowance is provided when it is more likely than not that some portion or all of a deferred tax asset will not be realized.
Stock-Based Compensation
Effective January 1, 2006, the Company adopted SFAS No. 123 (revised 2004) (SFAS 123(R)), Share-Based Payment, which replaces SFAS No. 123, Accounting for Stock-Based Compensation, supersedes Accounting Principles Board Opinion No. 25 (APB 25), and requires companies to recognize compensation expense for share-based payment arrangements, including stock options, using the prospective method. Prior to adoption, the Company used the intrinsic-value method under APB 25, Accounting for Stock Issued to Employees, to account for stock-based compensation and disclosed the impact of SFAS No. 123 within the footnote disclosures of the Company’s financial statements. Under the prospective method, the Company will continue to account for nonvested awards outstanding at the date of adoption of SFAS 123(R) in the same manner it had been accounting for them prior to adoption, for financial statement recognition purposes. All awards granted, modified, or settled after the date of adoption will be accounted for using the fair-value measurement, recognition, and attribution provisions of SFAS 123(R). SFAS 123(R) requires companies to estimate the fair value of stock-based payment awards on the date of the grant using an option-pricing model. The value of the awards expected to vest is recognized as expense over the applicable service periods, generally the vesting period. The Company recorded employee stock-based compensation expense of $304,210 and $123,302 for the years ended December 31, 2008 and 2007, respectively.

Proteolix, Inc.
(A Development Stage Company)
Notes to Financial Statements (continued)
1. Organization and Summary of Significant Accounting Policies (continued)
The Company accounts for stock-based compensation to nonemployees under SFAS 123(R) and Emerging Issues Task Force (EITF) Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services, using the Black-Scholes option-pricing model. The amounts recorded as stock-based compensation expense related to nonemployee stock options represent the value of the vested portion of the stock option granted to nonemployees, revalued at the vesting date using the Black-Scholes option-model. The stock-based compensation expense for options awarded to nonemployees is included in general and administrative and research and development expenses.
Convertible Preferred Stock Warrant Liability
Effective January 1, 2006, the Company adopted the provisions of the FASB FSP No. 150-5, Issuer’s Accounting Under Statement No. 150 for Freestanding Warrants and Other Similar Instruments on Shares That Are Redeemable, an interpretation of SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. Pursuant to FSP No. 150-5, freestanding warrants for shares that are either putable or redeemable are classified as liabilities on the balance sheet at fair value. Therefore, under SFAS No. 150, the freestanding warrants that are related to the purchase of the Company’s convertible preferred stock and the option to purchase the Company’s Series B convertible stock, are considered liabilities and should be recorded at the estimated fair value. At the end of each reporting period, changes in the estimated fair value during the period are recorded in interest income and other expense, net.
Upon the adoption of FSP No. 150-5 on January 1, 2006, the Company reclassified $35,500 for the estimated fair value of its warrants to purchase shares of its convertible preferred stock from stockholders’ deficit to a liability. For the years ended December 31, 2008 and 2007, the Company recorded $55,350 and $4,204, respectively, of other income for the decrease in the estimated fair value of the warrants. In accordance with SFAS No. 150, this reclassification was made as a change in accounting principle by initially measuring fair value warrants on the effective date, January 1, 2006. The Company will continue to adjust the liabilities for changes in the estimated fair value of the warrants until the earlier of the exercise of the warrants to purchase shares of convertible preferred stock, the completion of a liquidation event, including the completion of an initial public offering, at which time the liabilities will be reclassified to stockholders’ deficit, or the expiration of the warrant.

Proteolix, Inc.
(A Development Stage Company)
Notes to Financial Statements (continued)
1. Organization and Summary of Significant Accounting Policies (continued)
In accordance with FSP No. 150-1 about an issuer’s accounting for freestanding financial instruments composed of more than one option or forward contract embodying obligations under SFAS No. 150, the Company recorded $2,022,020 as other income and $177,673 as other expense for the years ended December 31, 2007 and 2006, respectively, for the change in the estimated fair value of the Series B convertible preferred stock liability. In May 2007, the Company completed the second closing of Series B convertible preferred stock following the achievement of certain clinical milestones. The Company remeasured the fair value of the liability prior to the second close and recorded other income of $2,022,020 and reclassified $610,360 to convertible preferred stock.
Recent Accounting Pronouncements
On July 13, 2006, the FASB released FASB Interpretation No. (FIN) 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement 109. The Interpretation clarifies the accounting for income taxes by establishing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. FIN 48 also provides guidance on recognition, derecognition, measurement, classification of tax positions, interest and penalties, accounting in interim periods, and disclosures. Under FSP FIN 48-3 issued on December 30, 2008, the adoption of FIN 48 is deferred until fiscal years beginning after December 15, 2008 for nonpublic companies. FIN 48 is effective for the Company beginning January 1, 2009. The Company is currently assessing the impact the adoption of FIN 48 will have on its financial position and results of operations.

Proteolix, Inc.
(A Development Stage Company)
Notes to Financial Statements (continued)
2. Fair Value Measurement
The Company’s financial assets and financial liabilities subject to fair value measurements on a recurring basis, and the levels of the inputs used in such measurements, are as follows as of December 31, 2008 (in thousands):

		Fair Value Measurement at Reporting Date Using
		Quoted Prices in	Significant	Significant
		Active Markets for	Other Observable	Unobservable
	December 31,	Identical Assets	Inputs	Inputs
Description	2008	(Level 1)	(Level 2)	(Level 3)

Financial assets:
Money market fund	$64,569,985	$64,569,985	$—	$—

Financial liabilities:
Warrant liability (1)	$292,770	$—	$—	$292,770

(1)	Refer to Note 8, “Convertible Preferred Stock Warrants,” for valuation assumptions.
The following table presents the changes in liabilities measured at fair value on a recurring basis using Level 3 inputs for the year ended December 31, 2008:

Preferred Stock Warrants
Liability
Balance at January 1, 2008	$77,850
Fair value of new warrant issued in connection with new borrowing (Note 5)	270,270
Realized gain included in other income	(55,350)

Balance at December 31, 2008	$292,770

Proteolix, Inc.
(A Development Stage Company)
Notes to Financial Statements (continued)
3. Property and Equipment
Property and equipment consist of the following:

	December 31
	2008	2007
Leasehold improvements	$5,037,213	$3,982,512
Laboratory equipment	2,402,768	1,710,275
Computer equipment	696,480	575,612
Furniture and fixtures	536,730	303,427
Software	237,862	220,434

	8,911,053	6,792,260
Less accumulated depreciation and amortization	(3,020,538)	(1,640,378)

Property and equipment, net	$5,890,515	$5,151,882

Depreciation and amortization expense was $1,383,399, $528,155, and $3,071,595 for the years ended December 31, 2008 and 2007, and for the period from October 15, 2002 (inception) to December 31, 2008, respectively.
4. License Agreements
In November 2003, the Company entered into patent license agreements with two educational institutions where the Company’s founders serve as professors and were involved in the research and development of licensed patents. Under the terms of both agreements, the Company is required to pay royalties of 0.5% to 1.0% on the net revenue earned from licensed products, and a minimum annual license fee of $10,000 to each institution on the second anniversary of the effective date and on each anniversary thereafter. The Company has recorded research and development expenses for minimum royalties of $20,000, $20,000, and $101,666 for the years ended December 31, 2008 and 2007, and for the period from October 15, 2002 (inception) to December 31, 2008, respectively. An amount of $41,666 remains outstanding as of December 31, 2008, and is included in accrued liabilities.
In conjunction with the license agreements in 2003, the Company issued 125,000 shares of common stock at $0.001 per share and options to purchase 25,000 shares of common stock at $0.001 per share to each educational institution outside of the 2003 equity incentive plan. The shares granted pursuant to this option are fully vested and immediately exercisable.

Proteolix, Inc.
(A Development Stage Company)
Notes to Financial Statements (continued)
4. License Agreements (continued)
In December 2007, the Company entered into a license agreement with a university for an exclusive, royalty-bearing license for certain patents, with the right to grant and authorize sublicenses, to make, have made, import, use, sell, and offer for sale any product covered by the licensed patent. In return for the license, the Company is obligated to pay and initial license royalty of $10,000 and an additional $65,000 after completing the evaluation period. Commencing on the third anniversary thereof, the Company is also required to pay annual maintenance fees in excess of $10,000 per year. In addition to an annual maintenance fee that begins on the third anniversary of the agreement, the Company may pay product royalties, sublicensing royalties, and milestone payments. The Company has recorded research and development expenses for the initial payment of $75,000 for the year ended December 31, 2008, and for the period from October 15, 2002 (inception) to December 31, 2008. At December 31, 2008, no amounts remain outstanding under this agreement.
In November 2003, the Company entered into consulting agreements with its two founders to serve on its scientific advisory board and to advise on its efforts to produce, develop, and market future products. Initial consulting periods are five years from the effective date, which can be extended automatically for successive one-year periods, and annual fees under the agreements are equal to $30,000 to each founder. The Company recorded and paid research and development expenses of $55,000, $60,000, and $300,000 for the years ended December 31, 2008 and 2007, and for the period from October 15, 2002 (inception) to December 31, 2008, respectively. The consulting agreements with the founders were terminated at the end of 2008.
In conjunction with the consulting agreements entered in November 2003, the Company also issued 1,279,000 shares of common stock at $0.001 per share under restricted stock purchase agreements to each founder. The amounts are being amortized over a five-year period, and at December 31, 2008 and 2007, the number of shares subject to vesting amounted to 19,185 and 249,405, respectively.
In July 2006, the Company entered into an agreement with a founder’s educational institution to settle reimbursable legal costs of approximately $250,000 incurred by that institution. In partial settlement, the Company issued 67,567 shares of Series B convertible preferred stock at $2.22 per share. In addition, during the year ended December 31, 2006, the Company accrued for the remaining $100,000 of reimbursable costs, which is outstanding as of December 31, 2008.

Proteolix, Inc.
(A Development Stage Company)
Notes to Financial Statements (continued)
5. Notes Payable
In June 2004, the Company entered into a line of credit agreement with a financial institution, which provided for aggregate borrowings of up to $1,500,000 for equipment purchases. Borrowings under the equipment line of credit bear interest at the 36-month Treasury rate in effect on the funding date plus 4.5%, provided that in no event shall the rate be less than 6.75%, and are repayable in 48 equal monthly payments comprising both principal and interest. All borrowings under the line of credit agreement were collateralized by the purchased equipment. As of December 31, 2008, the Company had drawn aggregate equipment borrowings of $1,500,000.
In connection with the execution of the line of credit, the Company issued a warrant to purchase 45,000 shares of Series A convertible preferred stock. See Note 8 for more information about these warrants.
In February 2008, the Company entered into a loan agreement with a financing company under which the Company may borrow up to $20,000,000 for working capital purposes through February 11, 2009, at an annual interest rate of prime plus 2.5%. The financing is secured by all of the assets of the Company, excluding intellectual property.
In April 2008, the Company drew down $15,000,000 under the loan agreement. The loan will be repaid over a 36-month term with an interest rate of 10.25% per annum and a balloon payment of $427,500 at the end of the loan. In connection with the loan, the Company issued to the lender a warrant to purchase up to 540,540 shares of Series B convertible preferred stock at an exercise price of $2.22 per share, subject to adjustments reflected in the respective warrant agreement. See Note 8 for more information about these warrants. As of December 31, 2008, $5,000,000 remained available under the loan agreement.

Proteolix, Inc.
(A Development Stage Company)
Notes to Financial Statements (continued)
5. Notes Payable (continued)
Future principal payments under the agreements are as follows at December 31, 2008:

Year ending December 31:
2009	$5,906,974
2010	5,814,013
2011	1,881,003

Total future payments	13,601,990

Less interest	(1,751,902)

Total principal payments	11,850,088

Less unamortized debt discount	(210,211)
Less current portion of notes payable	(4,667,571)

Total long-term portion	$6,972,306

6. Commitments and Contingencies
In accordance with SFAS No. 5, Accounting for Contingencies, the Company recorded a liability of $250,000 at December 31, 2008, reflecting management’s best estimate of the amount owed related to disputed charges for services performed by a consultant during the year ended December 31, 2008. The Company is in the process of negotiating with the consultant and, accordingly, the final payment could differ from the estimate recorded at December 31, 2008.
The Company is subject to various claims and assessments in the ordinary course of business. None of these matters are expected to have a material adverse effect on the Company’s financial position or results of operations.

Proteolix, Inc.
(A Development Stage Company)
Notes to Financial Statements (continued)
6. Commitments and Contingencies (continued)
Leases
The Company leases facilities under a noncancelable operating lease, which expires in November 2014. Future minimum lease payments under the noncancelable operating lease are as follows:

Year ending December 31:
2009	$1,624,822
2010	2,371,038
2011	2,543,190
2012	2,727,069
2013	2,923,666
Thereafter	2,582,904

$14,772,689

The Company entered into a lease in June 2007 for its primary office and laboratory facilities in South San Francisco, California. In January 2008, the Company expanded its lease under this agreement to include additional office space. The lease term is for a period of seven years, with options to extend the lease for two additional one-year terms. Rent expense for the years ended December 31, 2008 and 2007, and for the period from October 15, 2002 (inception) to December 31, 2008, was $1,710,847, $1,273,602, and $4,557,802, respectively.
In connection with the lease agreement and the amendment, the landlord provided a tenant improvement allowance of approximately $3,850,000 to the Company. Under SFAS No. 13, Accounting for Leases, and FASB Technical Bulletin 88-1, Issues Relating to Accounting for Leases, the Company has recorded the tenant improvement allowance paid by the landlord as a leasehold improvement asset and a deferred rent liability on the balance sheets. The allowance is amortized as a reduction of rent expense over the period from when the improvements were placed in service until the end of their useful lives, which is the end of the lease term.

Proteolix, Inc.
(A Development Stage Company)
Notes to Financial Statements (continued)
7. Convertible Preferred Stock
In May 2006, the Company entered into an agreement to sell shares of Series B convertible preferred stock at $2.22 per share. The shares were to be sold in two closings.
The first closing was completed in May 2006 in which 10,172,661 shares were sold for gross proceeds of approximately $22,583,000. In conjunction with the first closing, the purchasers of the Series B convertible preferred stock entered into an obligation to purchase additional Series B convertible preferred shares in a second closing. The second closing was contingent upon the Board of Directors’ approval of a certain clinical milestone following the recommendation of the chief executive officer. In accordance with FSP No. 150-1, the Company recorded a liability of $2,454,707 at the time of the initial closing.
The Company remeasured the fair value at December 31, 2006, and recorded an expense of $177,673. In May 2007, the Company completed the second closing following the achievement of the clinical milestone. The Company remeasured the fair value of the liability prior to the second closing and recorded other income of $2,022,020 and reclassified $610,360 to convertible preferred stock.
As part of the May 2007 second closing, the Company sold 10,185,136 shares of Series B convertible preferred stock at $2.22 per share for gross proceeds of approximately $22,611,000.
In August 2008, the Company issued 29,614,654 shares of Series C convertible preferred stock at $2.66 per share for gross proceeds of $78,774,980.
In August 2008, the Company amended its Certificate of Incorporation and increased the total number of authorized common and convertible preferred stock to 170,945,000 and 149,890,000 shares, respectively. The rights, preferences, and privileges of convertible preferred stockholders at December 31, 2008, are as follows:
     Voting Rights
Each share of Series A, Series B, and Series C convertible preferred stock has voting rights equal to an equivalent number of shares of common stock into which it is convertible and votes together as one class with the common stock. As long as at least 1,000,000 shares of the Series C convertible preferred stock and Series C-1 convertible preferred stock remain outstanding, the holders of the Series C preferred stock voting together as a single, separate

Proteolix, Inc.
(A Development Stage Company)
Notes to Financial Statements (continued)
7. Convertible Preferred Stock (continued)
class, shall be entitled to elect one director. As long as at least 1,000,000 shares of the Series B convertible preferred stock the holders of the Series B convertible preferred stock and Series B-1 convertible preferred stock, voting together as a single, separate class, shall be entitled to elect two directors. As long as at least 2,600,000 shares of the Series A convertible preferred stock and Series A-1 convertible preferred stock remain outstanding, the holders of the Series A convertible preferred stock and Series A-1 convertible preferred stock, voting together as a single, separate class, shall be entitled to elect three directors. The holders of common stock, voting separately as a single class, shall be entitled to elect one director. The holders of the common stock and the preferred stock, voting together as a single class, shall be entitled to elect all other directors of the Company. Any vacancies on the Board of Directors shall be filled by a vote of the holders of the class that elected the director whose absence created such vacancy.
The Company shall not, without first obtaining the approval of the holders of at least 60% of the then-convertible preferred stock outstanding, voting together as a single, separate class, change the rights, privileges, and preferences of Series A, Series B, and Series C convertible preferred stockholders; amend or repeal any provision of the Certificate of Incorporation or the bylaws of the Company; increase or decrease the number of authorized shares of Series A, Series B, and Series C convertible preferred stock; create or issue any new class or series of securities having rights that are senior to, or pari passu with, the rights of the Series A, Series B, and Series C convertible preferred stock; consummate any liquidation; change the authorized number of directors of the Company; pay or declare a dividend on any shares of the Company’s capital stock other than a stock dividend on the common stock; repurchase shares of the Company’s stock, except shares subject to the right of repurchase by the Company; issue shares of convertible preferred stock other than pursuant to the stock purchase agreement; acquire all of the equity securities or substantially all of the assets of another entity, in exchange for the Company’s equity securities of more than 5% of the fully diluted valuation of the Company immediately after the closing; effect a reclassification or recapitalization of the outstanding capital stock of the Company; engage in any business other than the business engaged in by the Company in accordance with the Certificate of Incorporation; incur indebtedness in excess of $25,000,0000; or issue shares of Series A, Series B, or Series C convertible preferred stock, other than pursuant to the special mandatory conversion section in the Certificate of Incorporation.

Proteolix, Inc.
(A Development Stage Company)
Notes to Financial Statements (continued)
7. Convertible Preferred Stock (continued)
Dividends
Holders of Series A, Series B, and Series C convertible preferred stock are entitled to receive noncumulative dividends at the per annum rate of $0.08 for Series A convertible preferred shares, $0.1776 per annum for Series B convertible preferred shares, and $0.2128 per annum for Series C convertible preferred shares, when, and if, declared by the Board of Directors. The holders of Series A, Series B, and Series C convertible preferred stock will also be entitled to participate in dividends on common stock, when, and if, declared by the Board of Directors, based on the number of shares of common stock held on an as-if-converted basis. The Board of Directors is under no obligation to declare dividends, and no dividends on convertible preferred stock or common stock have been declared by the Board from October 15, 2002 (inception) through December 31, 2008.
Liquidation
In the event of any liquidation, dissolution, or winding up of the Company, including a merger, acquisition, or sale of assets where the beneficial owners of the Company’s common stock and convertible preferred stock own less than 50% of the resulting voting power of the surviving entity, each share of Series A and Series B convertible preferred stock shall be converted into a right to receive, from the assets of the Company, the liquidation preference of $1.00 per share (for Series A convertible preferred stock), $2.22 per share (for Series B convertible preferred stock), and $2.66 per share (for Series C convertible preferred stock) plus declared or accumulated but unpaid dividends, before any payment shall be made or any assets distributed to the holders of common stock. If, upon the liquidation, the assets to be distributed among the holders of the Series A and Series B convertible preferred stockholders are insufficient to permit the payment to such holders of the full liquidation preference for their shares, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series A, Series B, and Series C convertible preferred stock in proportion to the full preferential amount to which each such holder is entitled.
Any remaining assets of the Company shall be distributed with equal priority and pro rata among the holders of the Series A, Series B, and Series C convertible preferred stock and the common stock on an as-if-converted basis.

Proteolix, Inc.
(A Development Stage Company)
Notes to Financial Statements (continued)
7. Convertible Preferred Stock (continued)
Conversion
Each share of Series A, B, and C convertible preferred stock is convertible, at the option of the holder, at any time after issuance, into such number of fully paid and nonassessable shares of common stock that is equal to $1.00 (as adjusted for stock splits, combinations, and reorganizations) for Series A, $2.22 for Series B divided by the conversion price, and $2.66 for Series C divided by the conversion price. The initial conversion price of Series A, B and C convertible preferred stock is $1.00 for Series A, $2.22 for Series B, and $2.66 for Series C, subject to adjustments. Each share of Series A, B, and C convertible preferred stock shall automatically be converted into shares of common stock at the then-effective conversion price for such shares immediately upon: (i) the affirmative vote of at least a majority of the outstanding Series A, B, and C convertible preferred stockholders, voting together as a single class; or (ii) the closing of a public offering at a price per share of at least $4.00 (as appropriately adjusted for any subsequent stock splits, stock dividends, reclassifications, or recapitalizations) and with net proceeds of at least $30,000,000 (after deducting offering and underwriting expenses).
All shares of preferred stock are redeemable in the event of a change of control at the applicable original purchase price per share. As the preferred stock is redeemable upon an event outside the control of the Company, the related amounts have been presented outside of stockholders’ equity (deficit), in accordance with EITF Topic D-98, Classification and Measurement of Redeemable Securities. The carrying value of preferred stock will be adjusted to redemption value if it becomes probable that a redemption will occur. Management does not believe that redemption is probable based on current business conditions.
8. Convertible Preferred Stock Warrants
At December 31, 2008 and 2007, the fair value of warrants were remeasured based upon the current reassessed fair value of the Company’s Series A and Series B convertible preferred stock and recorded as a liability.
During the years ended December 31, 2008 and 2007, and for the period from October 15, 2002 (inception) to December 31, 2008, $60,810, $2,479, and $95,559, respectively, have been amortized to interest expense.

Proteolix, Inc.
(A Development Stage Company)
Notes to Financial Statements (continued)
8. Convertible Preferred Stock Warrants (continued)
The following table sets forth the fair value of the warrants:

	Date	Exercise	Shares as of		Fair Value as of
	Exercisable	Price per	December 31		December 31
Stock	to	Share	2008	2007	2008	2007

Series A convertible preferred stock	June 2014	$1.00	45,000	45,000	$22,500	$77,850
Series B convertible preferred stock	February 2015	$2.22	540,540	—	$270,270	$—
During 2007, the fair value of the warrant was determined using the Black-Scholes valuation model. During 2008, the preferred stock warrants liability was reported at the estimated fair value based on valuations prepared by the Company, with the assistance of independent consultants, using unobservable inputs, including the Company’s assumptions about projected revenues, expenses, cash flows, risk-based rates of return on projected cash flows, and volatility and marketability discounts applicable to the Company’s common and preferred stock.
The preferred stock warrants liability is adjusted to its fair value at the end of each reporting period. During the years ended December 31, 2008 and 2007, the Company recorded other income for the decrease in fair value of the warrants of $55,350 and $4,204, respectively.
9. Common Stock
The Company’s Certificate of Incorporation, as amended, authorizes the Company to issue 170,945,000 shares of $0.001 par value common stock. The holders of common stock are also entitled to receive dividends whenever funds are legally available, as of and when declared by the Board of Directors. There have been no dividends declared as of December 31, 2008.
Restricted Stock Purchases
There were 1,800,000 shares sold under restricted stock purchase agreements that are subject to vesting over a five-year period. These shares cannot be sold or transferred to another individual until vesting is complete. At December 31, 2008 and 2007, there were 24,435 and 317,655 shares, respectively, of common stock subject to restriction.

Proteolix, Inc.
(A Development Stage Company)
Notes to Financial Statements (continued)
9. Common Stock (continued)
Stock Option Plan
In November 2003, the Company adopted the 2003 Equity Incentive Plan (the Plan) under which the Board of Directors may issue incentive and nonqualified stock options to employees, directors, and consultants. The Board of Directors has authority to determine to whom options will be granted, the number of shares, the term, and the exercise price. A total of 14,712,287 shares have been reserved for issuance under the Plan.
Options under the Plan may be granted for periods of up to 10 years and at prices no less than 85% of the fair value of the shares on the date of grant as determined by the Board of Directors, provided, however, that: (i) the exercise price of an incentive stock option (ISO) and nonqualified stock option (NSO) shall not be less than 100% and 85%, respectively, of the estimated fair value of the shares on the date of grant; and (ii) the exercise price of an ISO and NSO granted to a 10% stockholder shall no be less than 110% of the estimated fair value of the shares on the date of grant. Options become exercisable at a rate of not less than 20% per year over five years from the date of grant, except for grants to officers, directors, and consultants. The Plan allows for early exercise of options in certain instances. The term of the options is no longer than five years for an ISO for which the grantee owns greater than 10% of the voting power of all classes of stock, and no longer than 10 years for all other options.

Proteolix, Inc.
(A Development Stage Company)
Notes to Financial Statements (continued)
9. Common Stock (continued)
A summary of the stock option activity under the Plan is as follows:

		Outstanding Options
			Weighted-
	Shares		Average
	Available	Number of	Exercise
	for Options	Shares	Price

Shares reserved at Plan inception	1,850,000	—	$—
Options granted	(551,000)	551,000	$0.10
Options forfeited	18,667	(18,667)	$0.10
Options exercised	—	—	$0.10

Balances, December 31, 2004	1,317,667	532,333	$0.10
Options granted	(586,000)	586,000	$0.10
Options forfeited	180,417	(180,417)	$0.10
Options exercised	—	(19,083)	$0.10

Balances, December 31, 2005	912,084	918,833	$0.10
Increase in authorized shares	2,204,916	—
Options granted	(915,000)	915,000	$0.14
Options forfeited	24,167	(24,167)	$0.10
Options exercised	—	(76,366)	$0.10

Balance, December 31, 2006	2,226,167	1,733,300	$0.12
Increase in authorized shares	4,091,538	—
Options granted	(5,492,096)	5,492,096	$0.27
Options forfeited	84,599	(84,599)	$0.29
Options exercised	—	(1,253,705)	$0.15

Balances, December 31, 2007	910,208	5,887,092	$0.25
Increase in authorized shares	6,565,833	—
Options granted	(5,071,408)	5,071,408	$0.49
Options forfeited	140,768	(140,768)	$0.44
Options exercised	—	(436,877)	$0.21

Balances, December 31, 2008	2,545,401	10,380,855	$0.27

Proteolix, Inc.
(A Development Stage Company)
Notes to Financial Statements (continued)
9. Common Stock (continued)
A summary of the total outstanding and vested options as of December 31, 2008, is as follows:

	Options Outstanding
		Weighted-Average	Number	Weighted-
	Number	Remaining Contractual	Vested and	Average
Exercise Price	Outstanding	Life (in Years)	Exercisable	Exercise Price

$0.1000	496,937	4.25	311,977	$0.1000
$0.2200	3,977,610	8.07	1,210,685	$0.2200
$0.4700	2,369,378	9.00	431,931	$0.4700
$0.5000	3,536,930	9.81	147,955	$0.5000

$0.5000	10,380,855	8.69	2,102,548	$0.2733

Stock-Based Compensation
The estimated grant date fair value of employee stock options was calculated using the Black-Scholes valuation model, based on the following assumptions:

	2008	2007

Expected life (in years)	6.3	6.3
Risk-free interest rate	2.90%	4.46%
Volatility	63.60%	61.20%
Dividend yield	—	—
The weighted-average grant-date fair value of options granted during 2008 and 2007 was $0.31 and $0.17 per share, respectively. The intrinsic value of options exercised represents the excess of the stock price on the exercise date over the exercise price, multiplied by the number of options exercised. The total intrinsic value of the options at the time of exercise was $112,063 and $159,734 for 2008 and 2007, respectively. As of December 31, 2008 and 2007, there were 2,102,548 and 897,799 vested outstanding options, respectively, with a total aggregate intrinsic value of $476,740 and $242,884, respectively. The estimated fair value of employee stock options vested during the years ended December 31, 2008 and 2007, was $304,210 and $123,302, respectively, of which $147,818 and $48,266, respectively, was recorded as general and administrative expense and $156,391 and $75,036, respectively, was recorded as research and development expense in each year. As of December 31, 2008, the Company had employee stock-based compensation expense of $1,985,530 related to unvested stock options not yet recognized, which is expected to be recognized over an estimated weighted-average period of 3.98 years.

Proteolix, Inc.
(A Development Stage Company)
Notes to Financial Statements (continued)
9. Common Stock (continued)
Nonemployee Awards
Stock-based compensation expense related to stock options granted to nonemployees is recognized as the stock options are earned. In connection with the grant of stock options to nonemployees, the Company recorded stock-based compensation expense of $19,647, $18,201, and $41,634 during the years ended December 31, 2008 and 2007, and the period from October 15, 2002 (inception) to December 31, 2008, respectively.
The estimated fair value of the nonemployee awards was determined using the Black-Scholes valuation model using the following assumptions:

	Year Ended December 31
	2008	2007

Risk-free interest rate	3.00%	4.46%
Volatility	62%	61%
Dividend yield	—	—
Estimated term	8.25 — 10 years	10 years
Additional compensation will be recorded in future periods for the remaining unvested portions of the nonemployee option grants.
Common Stock Warrants
In connection with lease and construction agreements entered into during 2007 and 2008, the Company has issued warrants to purchase of 60,000 shares of common stock. The exercise price is $0.22 per share for 50,000 shares, and $0.47 per share for the remaining 10,000 shares. The warrants expire at the earlier of the closing of an initial public offering, the 10th anniversary date of the warrant in 2018, or termination of the organization. The fair value of the warrants issued in 2008 and 2007 was determined to be $3,385 and $19,500, respectively, and is included in stockholders’ deficit. The asset recorded for the common stock warrant is amortized over the life of the lease, as it is considered to be a lease cost that benefits the entire lease term. All of the common stock warrants remain outstanding at December 31, 2008.

Proteolix, Inc.
(A Development Stage Company)
Notes to Financial Statements (continued)
10. Income Taxes
The significant components of deferred tax assets are as follows:

	2008	2007

Net operating loss carryforwards	$31,527,000	$12,404,000
Research and development credits	3,076,000	3,371,000
Capitalized cost	3,607,000	3,165,000
Other	2,566,000	1,958,000

	40,776,000	20,898,000
Valuation allowance	(40,776,000)	(20,898,000)

Net deferred tax assets	$—	$—

The Company has provided a full valuation allowance for its deferred tax assets at December 31, 2008 and 2007, due to the uncertainty surrounding the future realization of such assets.
The valuation allowance increased by $19,878,000 and $10,100,000 in 2008 and 2007, respectively, primarily due to tax credits and net operating losses. The Company has net operating loss carryforwards of approximately $79,145,000 and $79,141,000 for federal and state income tax purposes, respectively, at December 31, 2008. If not utilized, these federal and state carryforwards will begin to expire in the years 2024 and 2014, respectively. As of December 31, 2008, the Company also has research and development tax credit carryforwards of approximately $1,821,000 and $1,901,000 for federal and state income tax purposes, respectively. If not utilized, the federal carryforwards will expire in various amounts beginning in 2024, and the state credits can be carried forward indefinitely. The Tax Reform Act of 1986 limits the use of net operating loss carryforwards in certain situations where changes occur in the stock ownership of a company. In the event the Company has a change in ownership, utilization of the carryforwards could be limited.
In accordance with FSP FIN 48-3, Effective Date of FASB Interpretation No. 48 for Certain Nonpublic Enterprises, the Company is deferring the adoption of FIN 48, Accounting for Uncertainty in Income Taxes, an interpretation of SFAS No. 109, since it is required only for privately held Companies for fiscal years beginning after December 15, 2008.

Proteolix, Inc.
(A Development Stage Company)
Notes to Financial Statements (continued)
11. Subsequent Events
During the first quarter of 2009 the Company entered into a formal restructuring plan to lower the Company’s operating costs by reducing its headcount. A total of 29 employees were given notice of termination during the first quarter of fiscal 2009. The Company expects the total charge for the restructuring expense to be approximately $1,160,000.